UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events. Delivery of product units to the country of Dubai

Serge Monros, Chief Executive Officer of SaviCorp and Victor Chu, President, SaviCorp announced on Tuesday of this week, September 3, 2013, that the initial order of 2000 DynoValve units has been delivered to the country of Dubai.

The DynoValve® is a patented automotive emissions system that replaces the manufacturers' PCV valve with a more effective, active, digitally-controlled system. It recycles unburned fuel and oil vapor from the crankcase back into the combustion chamber to be reburned. This reduces harmful emissions, increases MPG and engine performance, among other benefits.

Company management has stated that an increased volume of sales is expected in Middle Eastern and other countries as its representatives continue to make expected inroads.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 6, 2013	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO

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